Exhibit 99.1

Clarus to Acquire Premier Protective Case Maker S.K.B. Corporation

Acquisition Aligns with Clarus’ “Innovate and Accelerate” Strategy to Drive Profitable Growth

SALT LAKE CITY – March 12, 2020 – Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor and consumer industries, today announced it has entered into a definitive agreement to acquire privately held S.K.B. Corporation (“SKB”), a leading manufacturer of protective cases, for $85 million in cash and 1,153,846 shares of Clarus common stock. SKB will continue to operate independently as a wholly owned subsidiary of Clarus.

Headquartered in Orange, California and founded in 1977 by Steve Kottman and Dave Sanderson, SKB is an industry leader in the design and manufacture of molded polymer transport cases engineered to provide superior protection for a diverse range of equipment. SKB’s products, known as “SKB Cases,” are utilized across industries, including consumer, sports, electronics, healthcare, music, photography and industrials.

In particular, SKB Cases are renowned in the music industry and benefit from “super-fan” status, as many high-profile artists insist on using SKB’s products exclusively. SKB serves hundreds of companies globally, and its products are widely recognized for uncompromising quality and unsurpassed durability. In 2019, SKB generated $53 million in sales and more than $9.5 million of Adjusted EBITDA.

The addition of SKB will extend the Company’s “innovate and accelerate” brand strategy, focused on enhancing the go-to-market process across a more diversified user portfolio. Under Clarus, SKB will have enhanced scale and resources, as well as access to Clarus’ robust relationships and channels to market. The acquisition is expected to further strengthen Clarus’ leadership in the outdoor and consumer industries, while providing access to new channels, including music and industrial end markets.

John Walbrecht, President of Clarus, said, “We regularly evaluate potential acquisitions to add to and complement our portfolio, and SKB is a perfect match. We believe that the acquisition of SKB presents a compelling opportunity to extend our brand formula over a broader base and advance our strategy of growing both organically and through accretive, value-enhancing transactions.”

Walbrecht added, “With a more than 40-year history of producing some of the best transport cases in the world, SKB is uniquely aligned with our super-fan brand strategy. We believe our financial scale and proven sales and marketing expertise will enable us to accelerate SKB’s growth and reach. Immediately following the closing of the transaction, we intend to expand SKB’s domestic footprint in core markets, as well as internationally, and lean into SKB’s strong network of distributors and dealers. We are excited to welcome the SKB team to the Clarus family of brands.”

Kottman and Sanderson said, “When we founded SKB in 1977, we set out to create world-class transport case products for musicians and entertainers. After four decades, we have developed a deep heritage and a loyal user base, which we have expanded into a variety of other industries. Together with Clarus, SKB is poised for a new phase of growth. We are excited to partner with a company that shares our commitment to innovation and has a proven track record of growing successful brands across categories, channels and regions. We know that Clarus will continue SKB’s legacy of crafting products with the superior design and engineering that our customers have come to expect and trust.”

Warren Kanders, Chairman of Clarus, said, “SKB is an important addition to our strong portfolio and advances a core component of Clarus’ disciplined capital allocation strategy, which includes opportunistically acquiring brands with leading product market share and significant awareness among core consumers. We look forward to building on and accelerating SKB’s growth through product innovation, excellent execution and disruptive marketing to drive superior returns for the brand and Clarus shareholders.”

The transaction is expected to close in April 2020, subject to regulatory approvals and customary closing conditions. Following the closing of the transaction, the SKB management team will continue to run the business from SKB’s headquarters in Orange, California.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a leading developer, manufacturer and distributor of best-in class outdoor equipment and lifestyle products focused on the climb, ski, mountain, and sport markets. With a strong reputation for innovation, style, quality, design, safety and durability, Clarus’ portfolio of iconic brands includes Black Diamond®, Sierra®, PIEPS®, and SKINourishment® sold through specialty and online retailers, distributors and original equipment manufacturers throughout the U.S. and internationally. For additional information, please visit www.claruscorp.com or the brand websites at www.blackdiamondequipment.com, www.sierrabullets.com or www.pieps.com.

About S.K.B. Corporation

Incorporated in 1977, SKB is a manufacturer dedicated to travel, storage, and shipping protection needs for music, pro audio, sporting goods and industrial applications, including government and military contract fulfillment. Constantly innovating, SKB strives to accommodate the needs of its customers with the highest quality transport protection available anywhere. All SKB-brand hard cases are backed by its Million Mile Guaranty. For additional information, please visit https://www.skbcases.com/.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company's customers; the Company's ability to implement its business strategy, the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to the manufacture and sale of bullets and ammunition by our Sierra segment, and the possession and use of firearms and ammunition by our customers; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and suppliers, including in light of disease epidemics and health-related concerns such as the coronavirus; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company's ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; a condition to closing of the acquisition of SKB may not be satisfied and the acquisition will not be consummated; the SKB business may not be integrated successfully with Clarus; material differences in the actual financial results of the SKB acquisition as compared with expectations, including the impact of the acquisition on Clarus’ future earnings per share; and the Company’s ability to declare a dividend. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Clarus Contacts:

Investors:
Gateway Investor Relations
Cody Slach
949-574-3860
CLAR@gatewayir.com

Media:
Jonathan Keehner / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449